CROWN CLOSES US$5.05 MILLION PRIVATE PLACEMENT

Seattle, Washington (March 20, 2008) Crown Oil and Gas Inc. (the "Company") (OTCBB: CWOI) is pleased to announce that on March 17, 2008, the Company closed an offering, by way of private placement, of 5,050,000 units at a purchase price of US$1.00 per unit, raising gross proceeds of US$5,050,000. Each unit consists of one common share and one common share purchase warrant exercisable at $1.50 per share during the first year after the closing of the offering and at US$2.00 per share during the second year.

The securities offered in the private placement were not registered under the Securities Act of 1933 as amended (the "Act"), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

For further information, please contact:
Investor Relations at (206) 224-7975 – John Hiner, President

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.